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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the 401(K) Savings and Investment Plan of Pactiv Corporation dated June 27, 2006, with respect to the financial statements an d schedule of Pactiv 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


                              /s/ Ernst & Young LLP

Chicago, Illinois
June 27, 2006